SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wells Fargo & Company	Wells Fargo Capital VII
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

41-0449260	41-2013575
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

420 Montgomery Street San Francisco, California 94163	Wells Fargo Center MAC #N9305-173 Sixth & Marquette Minneapolis, Minnesota 55479
(Address, including zip code, of principal executive offices)	(Address, including zip code, of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file number to which this form relates:             333-83566 and 333-103711

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
5.85% Trust Preferred Securities (TRUPS®)* of Wells Fargo Capital VII (and the Guarantee with respect thereto)	NEW YORK STOCK EXCHANGE

*	TRUPS® is a registered servicemark of Citigroup Global Markets Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.     Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (i) 5.85% Trust Preferred Securities (TRUPS®) (the “Capital Securities”), of Wells Fargo Capital VII, a Delaware statutory business trust (the “Trust”) and (ii) a Guarantee with respect thereto (the “Guarantee”) by Wells Fargo & Company (the “Company”). The Capital Securities represent undivided beneficial interests in the assets of the Trust and are guaranteed by the Company, to the extent set forth in the form of the Guarantee Agreement by the Company. The form of Guarantee is incorporated by reference to Exhibit 4(qq) to the Registration Statement on Form S-3 (Registration No. 333-103711) filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2003, as amended by Amendment No. 1 thereto filed with the Commission on March 28, 2003 (such Registration Statement, as amended, the “1933 Registration Statement”). The 1933 Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-83566, pursuant to which the Capital Securities and Guarantee are being offered. For a description of the Capital Securities and the Guarantee covered by this Registration Statement, see the descriptions under the captions “Description of Junior Subordinated Debt Securities”, “Description of Trust Preferred Securities” and “Description of Guarantees” in the Prospectus included in the 1933 Registration Statement as declared effective by the Commission on March 31, 2003. The prospectus relating to the Capital Securities contained in the 1933 Registration Statement is incorporated herein by reference. The final terms of the Capital Securities are included in a prospectus supplement, which will be filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated by reference into this Registration Statement.

Item 2.     Exhibits.

1.	Certificate of Trust of Wells Fargo Capital VII dated August 7, 2001 (incorporated by reference to Exhibit 4(mm) to the 1933 Registration Statement).

2.	Declaration of Trust and Trust Agreement of Wells Fargo Capital VII dated August 7, 2001 (incorporated by reference to Exhibit 4(nn) to the 1933 Registration Statement).

3.	Form of Amended and Restated Declaration of Trust and Trust Agreement of Wells Fargo Capital VII (incorporated by reference to Exhibit 4(oo) to the 1933 Registration Statement).

4.	Form of Capital Securities Certificate (incorporated by reference to Exhibit 4(pp) to the 1933 Registration Statement, which is included as part of Exhibit 4(oo) to the 1933 Registration Statement).

5.	Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4(w) to Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-67120) dated August 15, 2001).

6.	Form of Guarantee Agreement (incorporated by reference to Exhibit 4(qq) to the 1933 Registration Statement).

7.	Form of Junior Subordinated Note (incorporated by reference to Exhibit 4(cc) to the 1933 Registration Statement).

8.	1933 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WELLS FARGO & COMPANY

Dated: April 28, 2003	By	/s/ Barbara S. Brett
Barbara S. Brett
Assistant Treasurer

WELLS FARGO CAPITAL VII

	By:	Wells Fargo & Company, as Depositor

	By:	/s/ Barbara S. Brett
Barbara S. Brett
Assistant Treasurer

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